Exhibit 99.1

FOR IMMEDIATE RELEASE

Emdeon Reports First Quarter 2014 Results

•	Revenue of $319.2 million for First Quarter 2014

•	Adjusted EBITDA of $78.3 million for First Quarter 2014

NASHVILLE, Tenn. (May 13, 2014) – Emdeon Inc., a leading provider of healthcare revenue and payment cycle management and clinical information exchange solutions, today announced financial results for the first quarter ended March 31, 2014 as summarized below:

(In millions)	1Q 2014	1Q 2013	% Change
Revenue	$319.2	$299.4	6.6%
Net Loss	$3.0	$13.5	77.8%
Non-GAAP Adjusted EBITDA	$78.3	$76.0	3.0%

“Looking back on another successful quarter, we are encouraged by our revenue growth over the prior year period and the significant traction our products and services are gaining in the market, especially in light of the negative impact on our business volumes caused by the weather in January and February,” said Neil de Crescenzo, president and chief executive officer for Emdeon. “We continue to see increasing positive momentum throughout our business in 2014 as evidenced by a greater than 30% increase in new sales during the first quarter as compared to the prior year period.”

First quarter revenue was $319.2 million, an increase of 6.6%, compared to $299.4 million for the same period in 2013. This increase in revenue was primarily due to business growth. Net loss for the first quarter of 2014 was $3.0 million compared to $13.5 million for the same period in 2013. This decrease in net loss compared to the corresponding prior year period was primarily due to the income tax effects of changes in our corporate structure effective in January 2014.

First quarter 2014 Non-GAAP Adjusted EBITDA increased 3.0% to $78.3 million, or 24.5% of revenue, from Non-GAAP Adjusted EBITDA of $76.0 million, or 25.4% of revenue, for the comparable period in 2013. This increase in Adjusted EBITDA as compared to the same period in 2013 is primarily due to business growth, partially offset by increased investments related to sales and other product development expenses.

A reconciliation of Emdeon’s financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to certain non-GAAP financial measures has been provided in the financial statement tables included in this release to supplement its unaudited condensed consolidated financial statements presented on a GAAP basis. An explanation of these non-GAAP measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

About Emdeon

Emdeon is a leading provider of revenue and payment cycle management and clinical information exchange solutions, connecting payers, providers, pharmacies and patients in the U.S. healthcare system. Emdeon’s offerings integrate and automate key business and administrative functions of its payer, provider and pharmacy customers throughout the patient encounter. Through the use of Emdeon’s comprehensive suite of solutions, which are designed to easily integrate with existing technology infrastructures, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage the complex revenue and payment cycle and clinical information exchange processes. For more information, visit www.emdeon.com.

Forward-Looking Statements

Statements made in this press release that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to Emdeon’s actual financial results or results of operations include: effects of competition, including competition from entities that are customers for certain of Emdeon’s solutions; Emdeon’s ability to maintain relationships with its customers and channel partners; Emdeon’s ability to effectively cross-sell its solutions to existing customers and to continue to generate revenue and maintain profitability by developing or acquiring and successfully deploying new or updated solutions; pricing pressures on Emdeon’s solutions; the anticipated benefits from acquisitions not being fully realized or not being realized within the expected time frames; and general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report filed on Form 10-K for the year ended December 31, 2013, as well as other reports filed by Emdeon with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

# # #

Contacts:

Investor Relations

Bob East

Westwicke Partners

443.213.0502

bob.east@westwicke.com or

Emdeon@westwicke.com

Emdeon Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands)

	Three Months	Three Months
	Ended March 31,	Ended March 31,
	2014	2013
Revenue	$319,207	$299,359
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	194,133	183,424
Development and engineering	9,236	7,698
Sales, marketing, general and administrative	55,184	38,675
Depreciation and amortization	46,463	46,815
Accretion	(77)	4,140

Operating income	14,268	18,607
Interest expense, net	36,563	41,415
Contingent consideration	1,960	—

Income (loss) before income tax provision (benefit)	(24,255)	(22,808)
Income tax provision (benefit)	(21,266)	(9,357)

Net income (loss)	$(2,989)	$(13,451)

Emdeon Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:

Cash and cash equivalents	$76,899	$76,538
Accounts receivable, net of allowance for doubtful accounts of $4,011 and $3,856 at March 31, 2014 and December 31, 2013, respectively	215,198	214,247
Deferred income tax assets	14,371	6,317
Prepaid expenses and other current assets	29,635	27,019

Total current assets	336,103	324,121
Property and equipment, net	254,494	269,470
Goodwill	1,508,759	1,502,434
Intangible assets, net	1,610,658	1,632,688
Other assets, net	19,855	19,169

Total assets	$3,729,869	$3,747,882

LIABILITIES AND EQUITY
Current liabilities:

Accounts payable	$6,889	$8,367
Accrued expenses	135,578	131,149
Deferred revenues	10,416	10,881
Current portion of long-term debt	18,972	31,330

Total current liabilities	171,855	181,727
Long-term debt, excluding current portion	2,001,956	1,999,026
Deferred income tax liabilities	422,659	436,263
Tax receivable agreement obligations to related parties	150,419	150,496
Other long-term liabilities	13,751	11,824
Commitments and contingencies
Equity:
Common stock (par value, $.01), 100 shares authorized and outstanding at March 31, 2014 and December 31, 2013, respectively	—	—
Additional paid-in capital	1,143,244	1,139,375
Accumulated other comprehensive income (loss)	(1,540)	(1,343)
Accumulated deficit	(172,475)	(169,486)

Total equity	969,229	968,546

Total liabilities and equity	$3,729,869	$3,747,882

Emdeon Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Three Months	Three Months
	Ended March 31,	Ended March 31,
	2014	2013
Operating activities
Net income (loss)	$(2,989)	$(13,451)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	46,463	46,815
Accretion	(77)	4,140
Equity compensation	1,892	1,775
Deferred income tax expense (benefit)	(22,132)	(9,917)
Amortization of debt discount and issuance costs	1,909	2,601
Contingent consideration	1,960	—
Impairment of property and equipment	3,067	—
Other	—	(34)
Changes in operating assets and liabilities:
Accounts receivable	(950)	(16,783)
Prepaid expenses and other	(4,279)	(971)
Accounts payable	(984)	6,922
Accrued expenses, deferred revenue and other liabilities	2,787	17,817
Tax receivable agreement obligations to related parties	—	(103)

Net cash provided by (used in) operating activities	26,667	38,811

Investing activities
Purchases of property and equipment	(14,511)	(13,551)
Payments for acquisitions, net of cash acquired	(779)	—

Net cash provided by (used in) investing activities	(15,290)	(13,551)

Financing activities
Debt principal payments	(7,669)	(3,252)
Repayment of deferred financing arrangements	(3,447)	—
Capital contribution from Parent	1,977	—
Other	(1,877)	(450)

Net cash provided by (used in) financing activities	(11,016)	(3,702)

Net increase (decrease) in cash and cash equivalents	361	21,558
Cash and cash equivalents at beginning of period	76,538	31,763

Cash and cash equivalents at end of period	$76,899	$53,321

Explanation of Non-GAAP Financial Measures

Emdeon’s management believes that, in order to properly understand Emdeon’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses results of operations before such excluded items to evaluate the operational performance of Emdeon as a basis for strategic planning and as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to non-GAAP results are provided in the financial statement tables included in this release.

In this release, Emdeon defines Adjusted EBITDA as EBITDA (which is defined as net income before net interest expense, income tax provision (benefit) and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”).

To properly evaluate Emdeon’s business, Emdeon encourages investors to review the GAAP financial information included in this release, and not rely on any single financial measure to evaluate Emdeon’s business. Emdeon also strongly encourages investors to review the reconciliation of net income (loss) to the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA, as Emdeon defines it, may differ from and may not be comparable to similarly titled measures used by other companies, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations. Adjusted EBITDA calculations are also used in our credit facilities and indentures, although the adjustments used to calculate Adjusted EBITDA as used in our credit facilities and indentures may vary in certain respects among such agreements and from those presented below.

Management uses Adjusted EBITDA to facilitate a comparison of Emdeon’s operating performance on a consistent basis from period to period that, when viewed in combination with Emdeon’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Emdeon’s business than GAAP measures alone. Management believes this non-GAAP measure assists Emdeon’s board of directors, management, lenders and investors in comparing Emdeon’s operating performance on a consistent basis because it removes where applicable, the impact of Emdeon’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Emdeon’s operating performance.

Emdeon Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(unaudited and amounts in thousands)

	Three Months	Three Months
	Ended March 31,	Ended March 31,
	2014	2013
Net income (loss)	$(2,989)	$(13,451)
Interest expense, net	36,563	41,415
Income tax provision (benefit)	(21,266)	(9,357)
Depreciation and amortization	46,463	46,815

EBITDA	58,771	65,422

EBITDA Adjustments:
Equity compensation	1,892	1,775
Acquisition accounting adjustments	252	274
Acquisition-related costs	1,407	497
Transaction-related costs and advisory fees	1,500	1,500
Strategic initiatives, duplicative and transition costs	5,094	1,159
Severance and retention costs	2,928	886
Accretion	(77)	4,140
(Gain) loss on disposal of assets	3,067	(31)
Contingent consideration	1,960	—
Other	1,511	422

EBITDA Adjustments	19,534	10,622

Adjusted EBITDA	$78,305	$76,044